EXHIBIT 10.7
           AMENDMENT NO. 1 TO THE EMPLOYMENT AGREEMENT

     This Amendment No. 1 to the Employment Agreement (this "Amendment"), dated January 1, 1997 (the "Effective Date"), amends and supplements that certain Employment Agreement, dated May 1, 1996 (the "Employment Agreement"), by and between DataLink Systems Corporation, a Nevada corporation, located at 2105 Hamilton Avenue, Suite 240, San Jose, California, 95125 (the "Company"), and Anthony N. LaPine, residing at 17420 High Street, Los Gatos, California, 95032 ("Executive").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and in the Employment Agreement, the Company and Executive hereby amend the Employment Agreement as follows:

     1. Section 2.1 of the Employment Agreement is amended and restated to read in its entirety as follows:

     2.1 Salary. Executive's base salary shall be at an annual rate of not less than One Hundred Forty Thousand Dollars ($140,000), subject to discretionary increases in accordance with the Company's normal review procedures and policies ("Base Salary"). The Base Salary shall be paid in substantially equal installments on the 15th day and last day of each month.

     2. Line 4 of Section 2.2 is hereby amended by replacing "fifty percent (50%)" with "eighty-six percent (86%)".

     As amended and supplemented by this Amendment, the Employment Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, each of the parties hereby executes this Amendment as of the date first set forth above.

COMPANY:                            DATALINK SYSTEMS CORPORATION

                                    By:/s/ Nicholas Miller
                                       Nicholas Miller, Chairman

EXECUTIVE:                          Anthony N. LaPine
                                    17420 High Street
                                    Los Gatos, California  95032